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EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-01913, 333-01643, 33-61653, and 333-31249 and Forms S-8 No.
33-30149, 33-38305, 33-38304, 33-52228, 33-43663, 33-52226, 33-68076, 33-81284,
33-79496, 33-81282, 333-12903, 333-36713, 333-36715, 333-39991 and 333-39993 and
Form S-4 No. 333-15853) of Staples, Inc. and in the related Prospectus of our report dated June 29, 1998 with respect to the supplemental consolidated financial statements of Staples, Inc. as of January 31, 1998 and February 1, 1997 and for each of the three years in the period ended January 31, 1998 included in this Current Report on Form 8-K.


/s/ Ernst & Young LLP

Boston, Massachusetts
June 29, 1998